UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 19, 2005 (July 14, 2005)

AMERICAN TECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-24248	87-0361799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13114 Evening Creek Drive South, San Diego, California	92128
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 679-2114

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry Into a Material Definitive Agreement.

On July 14, 2005, we entered into a Securities Purchase Agreement with selected institutional investors pursuant to which we issued and sold 2,868,851 shares of our common stock at a purchase price of $4.88 per share. The financing closed on July 18, 2005. In connection with this financing, we issued two warrants to each investor. The “A” Warrants are exercisable for an aggregate of 717,213 shares of common stock at an exercise price of $6.36 per share. These warrants are exercisable from January 18, 2006 until July 18, 2009. The “B” Warrants are exercisable for an aggregate of 864,706 shares of common stock at an exercise price of $7.23 per share. These warrants are exercisable from the date the registration statement referred to below becomes effective until the date six months after that effective date.

The shares and warrants were offered, issued and sold to the following institutional investors, whom we may refer to below collectively as the investors: (i) Special Situations Fund III, L.P., (ii) Special Situations Private Equity Fund, L.P., (iii) Special Situations Technology Fund, L.P., (iv) Special Situations Technology Fund II, L.P., (v) SDS Capital Group SPC, Ltd., (vi) Iroquois Master Fund Ltd, (vii) Pequot Scout Fund, L.P., and (viii) Pequot Mariner Master Fund, L.P.

We received gross proceeds from this financing of approximately $14 million. We paid a placement fee of 5% of the gross proceeds to Olympus Securities, LLC pursuant to an Engagement Letter dated July 15, 2005. We expect to use the net proceeds of the financing for working capital purposes and to discharge the approximately $2.0 million principal balance of and accrued interest on our 8% unsecured subordinated promissory notes due December 31, 2006. Some directors, officers, employees and consultants of our company, including a trust affiliated with our chairman, beneficially own notes representing approximately half of this principal balance.

We offered and sold the shares and warrants without registration under the Securities Act of 1933 to a limited number of qualified institutional buyers and other institutional accredited investors in reliance upon the exemption provided by Rule 506 of Regulation D thereunder. The shares and warrants may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act. An appropriate legend was placed on the shares and the warrants issued, and will be placed on the shares issuable upon exercise of the warrants, unless registered under the Securities Act prior to issuance.

In connection with this financing, we entered into a Registration Rights Agreement with the investors, pursuant to which we agreed to prepare and file, within 30 days following the issuance of the securities, a registration statement covering the resale of the shares of common stock sold in the financing as well as the shares of common stock issuable upon the exercise of the warrants. If we fail to have the registration statement declared effective within 90 days following the date of the issuance of the securities, or the purchasers are otherwise unable to re-sell their shares purchased in the financing or upon exercise of their warrants, we will be obligated to pay liquidated damages to the purchasers in the amount of 0.5% per month until 180 days after the closing, and 1% per month thereafter.

We have agreed in the Securities Purchase Agreement to submit the financing to a vote of our stockholders for approval prior to June 2006. We have also agreed in the Securities Purchase Agreement that, subject to certain exceptions, if during the next year we sell shares of our common stock, or options or warrants to purchase shares of our common stock, in a private placement or in a public offering using a Form S-3, the purchasers will have certain rights of first refusal to participate in the financing. We have also agreed in the agreements to indemnify the purchasers for certain losses.

The “A” Warrants and “B” Warrants contain provisions which would adjust the exercise price, and in inverse proportion adjust the number of shares subject to the warrant, in the event we pay or effect stock dividends or splits, or in the event we sell shares of our common stock at a purchase price, or options or warrants to purchase shares of our common stock having an exercise price, less than the exercise price of the applicable warrant. The “A” Warrants also feature a net exercise provision, which enables the holder to choose to exercise the warrant without paying cash by surrendering shares subject to the warrant with a market value equal to the exercise price. This right is available only if a registration statement covering the shares subject to the “A” Warrants is not available after it is initially declared effective. We have the right to redeem the “B” Warrants if the closing price of the shares of our common stock is $10.00 or greater for 15 consecutive trading days and the holder does not exercise within 20 days after we give notice of redemption.

As a result of the anti-dilution provisions contained in the warrants we issued in July 2003, this financing will, at the option of the various holders of the outstanding warrants, adjust the exercise price of the warrants from $6.75 to $6.55. Those warrants will expire on July 10, 2007 and are exercisable for an aggregate of 272,729 shares of our common stock.

A complete copy of each of the Securities Purchase Agreement, the Registration Rights Agreement, the Form of Warrant-A, the Form of Warrant-B, the Engagement Letter and the related press release of the Company describing the private placement financing, are filed as Exhibits 99.1, 99.2, 99.3, 99.4, 99.5 and 99.6, respectively, and are incorporated herein by reference. The summary of the transaction set forth above does not purport to be complete and is qualified in its entirety by reference to such exhibits.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of these securities. This portion of the report is being filed pursuant to and in accordance with Rule 135c under the Securities Act.

Item 3.02.   Unregistered Sales of Equity Securities

On July 18, 2005, we issued and sold 2,868,851 shares of our common stock, and warrants to purchase an additional 1,581,919 shares of our common stock, to selected institutional investors. For further information about the terms of this financing, please see the disclosure under Item 1.01 above.

Item 9.01.   Financial Statements and Exhibits

(c)      Exhibits

99.1    Securities Purchase Agreement, dated July 14, 2005
99.2    Registration Rights Agreement, dated July 14, 2005
99.3    Form of Warrant-A, issued July 18, 2005
99.4    Form of Warrant-B, issued July 18, 2005
99.5    Engagement Letter, dated July 15, 2005
99.6    Press release, released July 18, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TECHNOLOGY CORPORATION

Date: July 19, 2005	By:	/s/ MICHAEL A. RUSSELL

Michael A. Russell Chief Financial Officer